DESIGNER BRANDS INC.

WE ARE FIT FOR OUR FUTURE

WITH FOCUS ON



CUSTOMER

BUILDING VALUE FOR EXISTING CUSTOMERS AND ATTRACTING NEW CUSTOMERS WITH DIFFERENTIATED EXPERIENCES



BRAND

CONTROLLING OUR OWN DESTINY AND OPTIMIZING FINANCIAL PERFORMANCE BY PRIORITIZING EXCLUSIVE PARTNERSHIPS, INVESTING IN THE TOP 50 BRANDS, AND GROWING OUR OWN VERTICAL BRANDS



SPEED

INVESTING IN DIGITAL TO INCREASE EFFICIENCIES AND MEET CUSTOMERS' EXPECTATIONS FOR SATISFYING DEMAND

MOMENTUM BUILT ON SOLID EXECUTION



1Q '19
2Q '19
3Q '19
4Q '19
1Q '20
2Q '20
3Q '20
4Q '20
1Q '21
2Q '21
$259
$261
$273
$206
$(27)
$37
$166
$135
$216
$285
3.0%
-0.6%
0.3%
0.7%
-42.3%
-42.7%
-30.4%
-20.1%
52.2%
84.9%
COMPS %
GROSS PROFIT ($M)

2Q21 HIGHLIGHTS

RECORD U.S. RETAIL SEGMENT RESULTS



RECORD 2Q SALES AND GROSS PROFIT AT DSW

CORE CUSTOMERS RETURNING TO STORES



-41%
-25%
-24%
-17%
-8%
-4%

SEEING A REBOUND IN STORE TRAFFIC

CONTROLLING OUR OWN DESTINY



Hush Puppies

PARTNERING WITH WELL-KNOWN BRANDS, LEVERAGING DBI'S INFRASTRUCTURE AND LOYALTY TO DELIVER EXCLUSIVITY AND BRAND DOMINANCE

PROVIDING 2021 OUTLOOK



CURRENTLY ON TRACK TO ACHIEVE AN ADJUSTED OPERATING INCOME IN 2H'21 SLIGHTLY BETTER THAN 2H'19 LEVELS



FIT FOR OUR
FUTURE
DESIGNER BRANDS
#1 OMNICHANNEL FOOTWEAR RETAILER FOR 4 CONSECUTIVE YEARS(1)
CUSTOMER
BRANDS
SPEED

(1) TOTAL RETAIL'S TOP 100 OMNICHANNEL RETAILERS REPORT FOR 2017, 2018, 2019 AND 2020 RANKING PUBLICLY-TRADED RETAILERS.